                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statements of Legato Systems, Inc. on Form S-8 (File No. 333-28405, 333-02378, 333-94306
and 333-67031) and Form S-3 (File No. 333-64693) of our reports dated January 18, 1999 on our audits of the consolidated financial statements of Legato Systems, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 on our audit of the consolidated financial statement schedule, both of which reports are included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 10, 1999